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                          Christensen & Duncan CPAs, LC
                          Certified Public Accountants
                (801) 944-4020 Fax (801) 944-4866 slcpas@ioL3.com
            7086 South Highland Dr. #200 / Salt Lake City, Utah 84121


                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors of
Eagle Capital International, Ltd.
(A Development Stage Company)
1900 Northwest Corporate Blvd.
Suite 400 East
Boca Raton, Florida  33431


We have audited the accompanying balance sheet of Eagle Capital International, Ltd. (a development stage company) as of December 31, 1999, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company for the year ended December 31, 1998, were audited by other auditors whose report, dated July 26, 1999, expressed an unqualified opinion on those statements and included an explanatory paragraph concerning the Company's ability to continue as a going concern.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eagle Capital International, Ltd. (a development stage company) as of December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is a development stage company with no significant operating results, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.


/s/ Christensen & Duncan CPA's LC
May 22, 2000